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                                                                Exhibit 10.1
BANCO POPULAR




June 1, 1999



Mr. E. Merle Randolph
Executive Vice President
Syratech Corporation
PO Box 9114
E. Boston, MA 02128-9114

Dear Mr. Randolph:

We are pleased to inform you that Banco Popular de Puerto Rico has favorably considered the renewal of the line of credit facilities available to Wallace International de Puerto Rico, Inc. in the amount of $1,000,000.00, until May 30, 2000.

Please, be advised that the current line of Credit Agreement with amendments and guaranties will continue in full force and effect.


Cordially,



/s/ Jose Alfredo Moreda
Vice President & Manager
Mayaguez Commercial Banking Center (412)

sdt

c  Ami A. Trauber
    Executive Vice President, Chief Financial Officer
    Syratech Corporation

    Pedro J. Rodriguez
    Banco Popular de Puerto Rico